date:	August 23, 2005
for release:	Immediate
contact:	Investor Contact:
Gary J. Morgan, Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the Second Quarter Ended 7/31/2005

• Quarterly Net Sales Increase 11% Over Last Year
• Quarterly Diluted Earnings Per Share Increase 21% Over Last Year
• Quarterly Bookings Increase 21% Over Last Year
• Backlog Up 83% Over Same Period Last Year

Harleysville, PA, August 23 - Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), today announced the Company’s financial results for the second quarter ended July 31, 2005.

Sales for the second quarter ended July 31, 2005 were the highest of any second quarter in the Company’s history, totaling $22.6 million compared to $20.4 million for the same quarter last year, an increase of 11%. First half sales totaled $40.6 million compared to $36.0 million for the same period last year, an increase of 13%.

Net income for the second quarter ended July 31, 2005 was the highest of any second quarter in the Company’s history, totaling $2.0 million compared to $1.6 million for the same quarter last year, an increase of 21%. For the first half, net income totaled $3.3 million compared to $2.4 million during last year’s first half, an increase of 35%. This increase was due to higher sales in both the Product Recovery/Pollution Control Equipment and Fluid Handling Equipment operating segments.

Basic and diluted earnings per share were up $0.04 to $0.23, an increase of 21% over the $0.19 earned during last year’s second quarter. For the first half, both basic and diluted earnings per share were $0.39 per share compared to $0.29 per share earned during last year’s first half, an increase of 34%.

Met-Pro’s bookings of new orders for the second quarter totaled $21.0 million compared to $17.3 million for the same quarter last year, an increase of 21%. For the first half, bookings were the highest of any first half in the Company’s history, totaling $45.7 million compared to $37.6 million during last year’s first half, an increase of 22%.

As a result of this increase in bookings, the backlog of orders now totals $16.0 million compared to $8.8 million for the second quarter ended July 31, 2004, an increase of 83%. This is the highest backlog total at the end of a second quarter in the Company’s history and provides a solid base for third quarter sales.

In making this announcement De Hont stated that, “we are very pleased with the results for the second quarter. Our dedicated employees worked hard to improve our results and their continued commitment to greater market focus contributed significantly to our ability to achieve record high bookings and backlog for the first half of this fiscal year. The combination of a strong backlog and steady quotation activity gives us continued optimism about our prospects for the third quarter and the full fiscal year."

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Met-Pro Corporation/Page 2

On June 8, 2005 the Company paid a quarterly dividend of $0.0775 per share to shareholders of record at the close of business on May 27, 2005. In addition, the Board of Directors, at their meeting on June 8, 2005, declared a quarterly dividend of $0.0775 per share payable September 8, 2005 to shareholders of record at the close of business on August 28, 2005. This represents a 7% increase over the corresponding dividends paid during the same periods last year, and is the thirty-first consecutive year the Company has paid a cash or stock dividend.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, manufactures and sells product recovery and pollution control equipment for purification of air and liquids and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and six wholly-owned subsidiaries, the Company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to, without limitations, expectations about the Company’s prospects, such as anticipated sales or earnings results, the amount of quotation activity and bookings level, the timing of shipments, the effect of competition, regulation, accounting policies, and other third party influences upon the Company’s sales and earnings results, expectations as to the effect or extent of dividend payments, capital spending, financings and acquisitions, and the impact of pending litigation or the availability of insurance coverage. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro Common Shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	July 31,	January 31,
	2005	2005
Assets
Current assets	$52,097,817	$50,270,495
Property, plant and equipment, net	10,922,814	11,287,253
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	569,382	567,405
Total assets	$84,388,926	$82,924,066

Liabilities and shareholders’ equity
Current liabilities	$14,356,634	$13,867,892
Long-term debt	3,062,232	4,039,068
Other liabilities	1,878,582	1,851,915
Total liabilities	19,297,448	19,758,875

Shareholders’ equity	65,091,478	63,165,191
Total liabilities and shareholders’ equity	$84,388,926	$82,924,066

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Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2005	2004	2005	2004

Net sales	$22,646,520	$20,350,024	$40,574,132	$35,984,670
Cost of goods sold	15,583,797	13,948,861	27,557,134	24,521,075
Gross profit	7,062,723	6,401,163	13,016,998	11,463,595

Operating expenses
Selling	1,973,138	1,964,071	3,927,401	3,896,439
General and administrative	2,258,506	1,946,955	4,351,964	3,749,263
Income from operations	2,831,079	2,490,137	4,737,633	3,817,893

Interest expense	(69,862)	(90,095)	(135,914)	(186,942)
Other income, net	159,004	39,985	285,993	42,789
Income before taxes	2,920,221	2,440,027	4,887,712	3,673,740

Provision for taxes	963,672	829,610	1,612,945	1,249,074
Net income	$1,956,549	$1,610,417	$3,274,767	$2,424,666

Basic earnings per share	$.23	$.19	$.39	$.29
Diluted earnings per share	$.23	$.19	$.39	$.29

Average common shares outstanding:
Basic shares	8,384,354	8,348,996	8,385,138	8,352,252
Diluted shares	8,476,717	8,476,042	8,480,840	8,474,359

Consolidated Business Segment Data
(unaudited)
	Six Months Ended July 31,
	2005	2004
Net sales
Product recovery/pollution control equipment	$24,802,000	$21,655,882
Fluid handling equipment	15,772,132	14,328,788
	$40,574,132	$35,984,670

Income from operations
Product recovery/pollution control equipment	$2,396,036	$1,951,500
Fluid handling equipment	2,341,597	1,866,393
	$4,737,633	$3,817,893

	July 31,	January 31,
	2005	2005
Identifiable assets
Product recovery/pollution control equipment	$44,135,698	$41,554,730
Fluid handling equipment	20,509,167	19,784,083
	64,644,865	61,338,813
Corporate	19,744,061	21,585,253
	$84,388,926	$82,924,066

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Six Months Ended July 31,
	2005	2004
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$3,274,767	$2,424,666
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	742,600	730,184
Deferred income taxes	(1,177)	(1,415)
Loss on sale of property and equipment, net	8,591	-
Allowance for doubtful accounts	55,466	43,052
(Increase) decrease in operating assets:
Accounts receivable	(2,305,022)	865,681
Inventories	(2,530,526)	(691,701)
Prepaid expenses, deposits and other current assets	303,086	343,568
Other assets	(17,394)	(4,734)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	1,267,070	(1,175,236)
Customers’ advances	(329,212)	(355,780)
Other non-current liabilities	1,098	(6,788)
Net cash provided by operating activities	469,347	2,171,497

Cash flows from investing activities
Proceeds from sale of property and equipment	30,907	-
Acquisitions of property and equipment	(488,380)	(504,055)
Net cash (used in) investing activities	(457,473)	(504,055)

Cash flows from financing activities
Reduction of debt	(1,200,910)	(918,463)
Exercise of stock options	184,146	641,872
Payment of dividends	(1,298,639)	(1,209,101)
Purchase of treasury shares	-	(481,687)
Net cash (used in) financing activities	(2,315,403)	(1,967,379)
Effect of exchange rate changes on cash	(22,212)	(31,435)

Net (decrease) in cash and cash equivalents	(2,325,741)	(331,372)

Cash and cash equivalents at February 1	20,889,476	16,996,253
Cash and cash equivalents at July 31	$18,563,735	$16,664,881

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